UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): February 8, 2016
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced, on February 8, 2016, TransUnion Netherlands II B.V. (“TU Netherlands”), a subsidiary of TransUnion, entered into a Share Purchase Sale Agreement, dated February 8, 2016 (the “Purchase Agreement”), by and among TransUnion Netherlands II B.V., Bancolombia S.A., Banco Bilbao Vizcaya Argentaria Colombia S.A., Banco Davivienda S.A., Banco Corpbanca Colombia S.A., Banco de Bogota S.A., Banco de Occidente S.A., Banco GNB Sudameris S.A., Banco Colpatria Multibanca S.A., Banco Popular S.A., Banco Caja Social S.A., Corporacion Financiera Colombiana S.A., Banco Comercial AV Villas S.A., Citibank - Colombia S.A., Banco Compartir S.A., JP Morgan Corporacion Financiera S.A., Titularizadora Colombiana S.A., and Banco de las Microfinanzas-Banamia S.A., as Sellers, and TransUnion, as guarantor, providing for the purchase of 94.67% of the share capital of Central de Informacion Financiera S.A. (“CIFIN”).  CIFIN, a joint-stock company formed and existing in accordance with the laws of Colombia, is one of two primary Colombian credit bureaus.
Pursuant to the Purchase Agreement, TU Netherlands purchased 71% of the share capital of CIFIN on February 8, 2016 (the “Initial Acquisition”), for the aggregate contractual purchase price of approximately 446 Colombian pesos, or approximately USD$133 million (426 million Colombian pesos, or approximately USD$127 million, net of cash acquired), and agreed to purchase, and the Sellers agreed to sell, an additional 23.67% of the share capital of CIFIN on or about May 31, 2016.  TransUnion financed the Initial Acquisition through its revolving credit facility.  TransUnion expects to acquire the remaining shares in 2016 following the conclusion of certain mandatory regulatory processes.
The Purchase Agreement contains customary representations and warranties and covenants by all parties.
The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 8, 2016, the Initial Acquisition was consummated. The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 2.1
English translation of the Share Purchase Sale Agreement, dated February 8, 2016 (the “Purchase Agreement”), by and among TransUnion Netherlands II B.V., the Sellers named therein, and TransUnion, as guarantor.*†

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

† English translation submitted. The registrant hereby undertakes to furnish supplementally a copy of the foreign language document upon request of the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: February 12, 2016
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President